 EXHIBIT 10.4

[Form of] RESTRICTED STOCK UNIT AGREEMENT
ELECTRO-SENSORS, INC.
2013 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this ________ of _________, _____, by and between Electro-Sensors, Inc., a Minnesota corporation (the “Company”), and ______________________________ (“Participant”).

WITNESSETH:

WHEREAS, Participant on the date hereof is an Employee or Director of the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant restricted stock units (“Unit” or “Units”) to Participant to be settled in shares of the Company’s Common Stock (“Shares”) pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board has authorized the grant of Units to Participant, as of the effective date of this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Units. The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), the right to receive up to an aggregate of _____________ Units to be settled in an equal number of whole Shares upon vesting in accordance with the terms and conditions set forth herein, and subject to adjustment pursuant to Section 14 of the Plan. This Grant is intended to be a short-term deferral and therefore exempt from the requirements of Section 409A, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. Prior to the issuance of Shares as set forth below, the Units shall represent an unfunded promise to issue Shares in the future and Participant shall have no rights other than as a general creditor of the Company with respect to the issuance of Shares.

2. Vesting. The Units will vest as set forth below or upon an earlier date as set forth herein or as otherwise determined by the Committee; provided that the Participant is serving as an Employee or a Director of the Company or its Subsidiary on the date on which occurs the event giving rise to the vesting.

Except as provided below, all Units that are not vested as described in the preceding sentence shall be forfeited to the Company, without payment therefor, if the Participant ceases to serve as an Employee or a Director of the Company for any reason. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 1(e) of the Plan) of the Company, all Units that are then unvested shall vest 100% immediately prior to the consummation of the transaction constituting a Change of Control of the Company (notwithstanding that the Participant may terminate employment or service with the Company upon such Change of Control).

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3. Dividend Equivalents. The Participant will have the right to receive cash equal in value to the dividends paid, if any, with respect to the Shares representing the then‑unvested Units granted pursuant to this Agreement (“Dividend Equivalents”) as if such Shares were issued and outstanding on the record date with respect to such dividends. Dividend Equivalents shall be credited to an unfunded notional accounts on the books of the Company when dividends are paid on the Common Stock of the Company and shall be held without interest and subject to the same vesting terms and other conditions as the Units to which such Dividend Equivalents relate. If and to the extent Units are forfeited, all Dividend Equivalents with respect to such Units shall also be forfeited. Dividend Equivalents shall be settled in cash at the same time as the underlying Units are settled as provided in Paragraph 4.

4. Settlement of Units. Subject to Paragraph 5(g), the Participant shall be recorded on the stock transfer books of the Company as the owner of the number of whole Shares in settlement of the Participant’s right to such whole number of vested Units under this Agreement (i) on March 15 of the calendar year following the calendar year in which the vesting event occurs, or (ii) on such earlier date after vesting as the Board may determine. The Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership, or cause the Shares to be issued in book-entry form. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. At the same time as such Shares are issued, the Company shall pay the Dividend Equivalents with respect to such vested Units, subject to Paragraph 5(g).

5. General Provisions.

a) Employment of Other Relationship: Rights as Shareholder. This Agreement shall not confer on Participant any right with respect to the continuance of employment, service or any other relationship with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company to terminate such employment, service or relationship. Nothing in this Agreement shall be construed as creating an employment or service contract for any specified term between Participant and the Company or any Affiliate. Participant shall have no rights as a shareholder with respect to Shares subject to this Agreement until such Shares have been issued to Participant (or, if permitted, a book entry made) upon settlement of the Units, except as provided in Section 14 of the Plan or Paragraph 4.

b) 280G Limitations. Notwithstanding anything in the Plan, this Agreement or in any other agreement, plan, contract or understanding entered into from time to time between Participant and the Company or any Subsidiary to the contrary (except an agreement that expressly modifies or excludes the application of this Paragraph 5(b)), the vesting of Units shall not be accelerated in connection with a Change of Control to the extent that such acceleration, taking into account all other rights, payments and benefits to which Participant is entitled under any other plan or agreement, would constitute a “parachute payment” or an “excess parachute payment” for purposes of Code Sections 280G and 4999, or any successor provisions, and the regulations issued thereunder; provided, however, that the Administrator, in its sole discretion and in accordance with applicable law, may modify or exclude the application of this Paragraph 5(b).

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c) Securities Law Compliance. The settlement of Units in Shares shall only be effective at such time as the Company and its counsel shall have determined that the issuance and delivery of Common Stock pursuant to such settlement will not violate any state or federal securities or other laws. If the issuance of such Shares at the time of settlement is not registered under a then-currently effective registration statement under the Securities Act of 1933, as amended, the Participant may be required by the Company, as a condition of the effectiveness of any issuance of Shares, to give any written assurances that are necessary or desirable in the opinion of the Company and its counsel to ensure the issuance complies with applicable securities laws, including that all Common Stock to be acquired pursuant to such settlement shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof; that the certificates (or, if permitted, book entries) for such Shares shall bear an appropriate legend or notation to that effect; and that such Shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

d) Extension of Settlement Date. In the event that the settlement of Units in shares would be prohibited solely because the issuance of shares of Common Stock pursuant to this Agreement would violate applicable securities laws, the Administrator may, in its sole discretion and in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability thereunder, permit the settlement of the vested Units to be tolled during such time as such settlement is so prohibited; provided, however, that settlement shall occur no later than 30 days after the date the settlement first would no longer violate applicable securities laws.

e) Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unvested Units (i.e., Participant shall have such “anti-dilution” rights under this Agreement with respect to such events, but, subject to the Administrator’s discretion, shall not have “preemptive” rights).

f) Shares Reserved. The Company shall at all times during the vesting period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

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g) Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income, or other taxes are withheld from any amounts payable by the Company to the Participant with respect to the grant, vesting or settlement of Units, the issuance of Shares and the payment of Dividend Equivalents. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part by: (i) withholding Dividend Equivalents on vesting Units; (ii) by the surrender and physical delivery by the Participant to the Company of previously acquired unencumbered shares of Common Stock, or (iii) electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant in settlement of the vesting of Units. In either case, such Shares shall have a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, up to the statutory maximum amount of tax withholding. The Participant’s request to deliver Shares or to have Shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations, or, if later, the date that the amount of tax to be withheld is determined under applicable tax law, and shall be irrevocable on such date if approved by the Administrator. Participant’s request shall comply with such rules as the Administrator may adopt to assure compliance with SEC Rule 16b-3, if applicable. For purposes of this Agreement, “previously acquired shares of Common Stock” means shares of Common Stock that the Participant owns on the date of exercise (or for such period of time, if any, required by applicable accounting principles).

h) Nontransferability. Unless otherwise permitted by the Administrator in its sole discretion, during the lifetime of Participant, Units shall be settled only to the Participant or the Participant’s guardian or other legal representative, and such Units shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

i) 2013 Equity Incentive Plan. The Units and Shares evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All capitalized terms in this Agreement not defined herein shall have the meanings ascribed to them in the Plan. The Plan governs this Agreement and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

j) Lockup Period Limitation. Participant agrees that in the event the Company advises the Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, the Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, in connection with such public offering with respect to Units and Shares settled upon the vesting of Units.

k) Affiliates. Participant agrees that, if Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of a Change of Control, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other applicable legal or accounting principles, and will execute any documents necessary to ensure such compliance.

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l) Stock Legend. The Administrator may require that the certificates (or, if permitted, book entries) for any Shares issued to Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend or notation to reflect the restrictions of Paragraphs 5(c), and 5(h) through 5(j) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable such Paragraphs.

m) Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 5(i) above. This Award is expressly subject to all terms and conditions contained in the Plan and in this Agreement, and Participant’s failure to execute this Agreement shall not relieve Participant from complying with such terms and conditions. This Agreement and the Shares issued upon settlement of Units shall be subject to clawback and right of recoupment under applicable law and under any applicable clawback policy of the Company, whether in effect on the Date of Grant or subsequently adopted or amended by the Company, including any recoupment under the policy or otherwise.

n) Choice of Law. The law of the state of Minnesota shall govern all questions concerning the construction, validity, and interpretation of this Agreement, without regard to that state’s conflict of laws rules.

o) Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

p) Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

***Signature Page Follows***

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ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Electro-Sensors, Inc.

By:_________________________________

Name:

Title:

____________________________________

Participant

[Restricted Stock Unit Agreement Signature Page]

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